Exhibit 4.11

EXHIBIT 1

FORM OF NOTE

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR REGISTERED OR QUALIFIED UNDER ANY STATE SECURITIES LAWS. NEITHER THIS NOTE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE OFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF, EXCEPT FOR ANY SUCH DISPOSITION (A) TO THE COMPANY, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, OR (C) PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

OAKTREE CAPITAL MANAGEMENT, LLC

5.82% SENIOR NOTE DUE NOVEMBER 8, 2016

No. [ ]	November 8, 2006

PPN 67390# AD 5	[$ ]

FOR VALUE RECEIVED, the undersigned, Oaktree Capital Management, LLC, a California limited liability company (the “Company”), hereby promises to pay to [                    ], or registered assigns, the principal sum of [                    ] DOLLARS on November 8, 2016, with interest (computed on the basis of a three hundred sixty (360) day year of twelve (12) thirty (30) day months) (a) on the unpaid balance thereof at the rate of 5.82% per annum from the date hereof, payable semiannually in arrears, on the 8th day of May and November in each year, commencing with the May next succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law on any overdue payment (including any overdue prepayment) of principal, any overdue payment of interest and any overdue payment of any Make-Whole Amount (as defined in the Note Purchase Agreements referred to below), payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand), at a rate per annum from time to time equal to the greater of (i) 7.82% or (ii) 2% over the rate of interest publicly announced by JPMorgan Chase Bank, N.A. from time to time in New York, New York as its “base” or “prime” rate.

Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at the principal office of the Company in Los Angeles, California or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreements referred to below.

This Note is one of a series of Senior Notes (herein called the “Notes”) issued pursuant to separate Note Purchase Agreements, dated as of November 8, 2006 (as from time to time

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amended, the “Note Purchase Agreements”), between the Company and the respective Purchasers named therein and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, (i) to have agreed to the confidentiality provisions set forth in Section XX of the Note Purchase Agreements and (ii) to have made the representations set forth in Section VI of the Note Purchase Agreements.

This Note is a registered Note and, as provided in the Note Purchase Agreements, upon (a) surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing and (b) delivery to the Company by the holder of this Note of the certificate in the form of Exhibit 13.02 to the Note Purchase Agreements confirming that such transfer is being made pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to any sale or other disposition of this Note, the holder of this Note is required to endorse thereon the amount of principal paid thereon and the last date to which interest has been paid thereon. Prior to due presentment for registration of transfer, the Company may treat the Person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

This Note is subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreements, but not otherwise.

If an Event of Default, as defined in the Note Purchase Agreements, occurs, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreements.

This Note shall be governed by and construed in accordance with the law of the State of New York.

OAKTREE CAPITAL MANAGEMENT, LLC

By:
Name:
Title:

By:
Name:
Title:

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